Exhibit 99.1
NGP Capital Resources Company Announces
2nd Quarter 2007 Financial Results and Portfolio Activity

Houston - (PRIME NEWSWIRE) - August 6, 2007 - NGP Capital Resources Company (NASDAQ: NGPC) today announced financial results for the quarter ending June 30, 2007.

Highlights for the quarter ending June 30, 2007:

Stockholders' Equity: $255.2 million
Net Asset Value per share: $14.63

Operating Results:
Net increase in stockholders' equity (net assets) from operations: $13.5 million
Net investment income: $4.5 million
Net realized capital gain on portfolio securities and corporate notes: $6.7 million
Net increase in unrealized appreciation on portfolio securities: $2.3 million
Dividends per share: $0.31

Portfolio Investment Activity:
Portfolio companies added: 3
Investments in portfolio securities added during the quarter: $ 94.4 million
Portfolio investments repaid: 4
Redemption of portfolio securities during the quarter: $108.0 million
Number of portfolio companies at June 30, 2007: 15

Portfolio and Investment Activity

During the three months ended June 30, 2007, we added three companies to our portfolio. In April 2007, we closed an investment in the Anadarko Petroleum Corporation 2007-III Drilling Fund, in the form of a term net profits interest. NGPC’s commitment is for a total of approximately $95.0 million and as of June 30, 2007, approximately $22.5 million had been funded. In June 2007, we closed a $32.0 million senior secured credit facility with DeanLake Operator LLC, to acquire and develop oil and gas properties located in Montgomery County, Texas. Initial availability under the facility was $17.3 million, and as of June 30, 2007, approximately $11.4 million was drawn. Additionally, as partial consideration for providing the facility, NGPC received an overriding royalty interest and warrants in DeanLake. Also in June 2007, we provided a $40.0 million senior secured credit facility to Formidable, LLC. The facility has an initial availability of $34.0 million and as of June 30, 2007, approximately $27.2 million was funded. The facility was used to repay the existing C-Gas, LLC and Atchee CBM, LLC credit facilities and acquire additional oil and gas properties. It will also fund development and working capital. As part of the transaction, NGPC exchanged its overriding royalty interest in C-Gas, LLC and Atchee CBM, LLC for warrants in Formidable, LLC.

In April 2007, NGPC made a follow-on investment with an existing portfolio company, TierraMar Energy, LP, to fund the acquisition of additional oil and gas properties and accelerate its development drilling program.  In connection with the transaction, we exchanged its $10 million Senior Secured Note and Warrants for preferred limited partnership interests in TierraMar and contributed an additional $3.1 million of preferred equity capital that was used to acquire additional oil and gas properties. NGPC maintained its overriding royalty interest in the properties and has committed to make additional capital contributions up to $7.9 million to be used for capital expenditures.

In May 2007, NGPC expanded its commitment in an amended and restated $190.0 million Senior Secured Credit Facility with Nighthawk Transport I, LP, an existing portfolio company. NGPC’s portion of the availability under the amended and restated facility is $18.3 million, with approximately $15.5 million funded as of June 30, 2007.

During the three months ended June 30, 2007, four companies repaid their facilities. In May 2007, Piceance Basin Properties, LLC (“PBP”) fully repaid its senior secured term loan of approximately $5.2 million. Concurrent with the debt repayment, NGPC realized a capital gain of approximately $5.1 million through the sale of its warrant and equity positions in PBP. In June 2007, Energy XXI Gulf Coast, Inc. repaid its $14.0 million balance second lien term loan. Also in June 2007, C-Gas, LLC and Atchee CBM, LLC repaid in full their senior secured credit facilities, of approximately $22.8 million and $2.2 million, respectively, with partial proceeds from the Formidable, LLC facility. In April 2007, Rubicon Energy Partners, LLC repaid in full the $33.6 million balance outstanding on its senior secured term loan. NGPC continues to hold its membership units, which represent a 50% ownership interest in Rubicon. Also during the second quarter of 2007, Chroma Exploration & Production, Inc. repaid its $17.5 million senior secured term loan and repurchased its overriding royalty interest resulting in a realized capital gain of approximately $1.6 million. NGPC continues to hold its $2.0 million of Series A participating convertible preferred stock and has also purchased $2.0 million of Chroma’s Series AA participating convertible preferred stock.

Following these transactions, as of June 30, 2007, NGPC had investments in 15 portfolio companies as follows: 39.5% in senior secured term loans, 8.7% in senior subordinated secured notes, 1.2% in participating convertible preferred stock, 4.1% in corporate notes, 6.8% in member and partnership units, 6.2% in net profits interests, 28.0% in U.S. Treasury Bills and 5.5% in cash and cash equivalents. At June 30, 2007, the weighted average yield on targeted portfolio investments, exclusive of capital gains, was 12.2%. The weighted average yield of our corporate notes was 5.5%. The weighted average yield of our U.S. Treasury Bills and cash equivalents was 4.8%. The weighted average yield on our total capital invested at June 30, 2007 was 9.4%. Yields are computed using interest rates as of the balance sheet date and include amortization of loan discount points, original issue discount and market premium or discount, weighted by their respective costs when averaged.

Operating Results - Quarter ended June 30, 2007

Investment income for the quarter ended June 30, 2007 was $9.7 million with $7.7 million attributable to targeted investments in nineteen portfolio companies, $0.3 million from corporate notes, $1.6 million attributable to investments in cash equivalents, and $0.1 million in fee income from third parties and affiliates. Operating expenses for the quarter were $5.2 million and included $2.6 million of investment management and incentive fees and $1.1 million of general and administrative expenses and credit facility interest and fees of $1.6 million. The resulting net investment income was $4.5 million. For the quarter ended June 30, 2007, our portfolio experienced net unrealized appreciation of $2.3 million primarily attributable to changes in the fair value of our targeted investments. Overall, we had a net increase in stockholders' equity (net assets) resulting from operations of $13.5 million, or $0.78 per share. After giving effect to the $0.31 per common share dividend declared during the quarter, stockholders’ equity (net assets) per share as of June 30, 2007 was $14.63.

Subsequent Events

On August 1, 2007, NGPC purchased $5 million of an $85 million Second Lien Term Loan (the “Second Lien TL”) for Excel Mining Systems LLC (“Excel”), a private company headquartered in Bowerston, Ohio. The Second Lien TL earns interest at LIBOR plus 725 basis points and is secured by second liens on substantially all of Excel’s assets. Proceeds from the Second Lien TL will be used primarily to refinance existing indebtedness and pay a dividend.

Following these transactions and additional fundings on existing investments, as of August 5, 2007, NGPC will have committed and made available approximately $343 million to sixteen portfolio companies, of which approximately $241 million is outstanding.

Conference Call at 11:00 a.m. Eastern Time on August 6, 2007

NGPC invites all interested persons to participate in its conference call on August 6, 2007 at 11:00 am Eastern Time. The dial-in number for the call is (800) 263-8506. International callers should dial (719) 457-2681. The pass code for the conference call is 6086423. The Company will maintain an audio replay of the call from 2:00 pm Eastern Time on August 6, 2007 through midnight August 13, 2007. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 6086423. The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com for 30 days.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2007	December 31, 2006
Assets
Investments in portfolio securities at fair value
(cost: $218,537,435 and $170,863,203, respectively)	$225,934,898	$172,025,498
Investments in corporate notes at fair value
(cost: $17,660,444 and $17,681,646, respectively)	14,880,860	15,116,080
Investments in U.S. Treasury Bills, at amortized cost
which approximates fair value	101,501,831	142,669,579
Total investments	342,317,589	329,811,157

Cash and cash equivalents, at cost which
approximates fair value	19,747,765	12,334,329
Accounts receivable	732	452,916
Interest receivable	793,588	1,400,757
Prepaid assets	1,121,330	1,598,501

Total assets	$363,981,004	$345,597,660

Liabilities and stockholders' equity (net assets)
Current liabilities
Accounts payable	$723,832	$965,105
Management and incentive fees payable	2,639,852	1,374,299
Dividends payable	5,407,938	-
Total current liabilities	8,771,622	2,339,404

Long-term debt	100,000,000	100,000,000

Total liabilities	108,771,622	102,339,404

Stockholders’ equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized; 17,444,960 and
17,422,268 issued and 17,444,960 and 17,422,268 outstanding, respectively	17,445	17,422
Paid-in capital in excess of par	245,019,403	244,660,173
Undistributed net investment income (loss)	(866,344)	229,791
Undistributed net realized capital gain (loss)	6,420,999	(245,859)
Net unrealized appreciation (depreciation) of
portfolio securities and corporate notes	4,617,879	(1,403,271)

Total stockholders’ equity (net assets)	255,209,382	243,258,256

Total liabilities and stockholders' equity (net assets)	$363,981,004	$345,597,660

Net asset value per share	$14.63	$13.96

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months	For the Three Months	For the Six Months	For the Six Months
	ended June 30, 2007	ended June 30, 2006	ended June 30, 2007	ended June 30, 2006
Investment income
Interest income	$9,507,862	$5,802,683	$17,929,117	$10,661,187
Dividend income	93,710	60,998	93,710	60,998
Other income	142,237	136,078	197,745	273,627
Total investment income	9,743,809	5,999,759	18,220,572	10,995,812

Operating expenses
Management fees	1,585,494	1,118,105	3,150,003	2,235,124
Incentive fees	1,054,358	-	1,054,358	-
Professional fees	174,987	236,126	328,583	357,828
Insurance expense	132,423	144,234	264,846	288,589
Interest expense and fees	1,619,226	81,071	3,176,422	160,074
State franchise taxes	34,612	-	34,593	-
Other general and administrative expenses	631,491	531,866	1,283,063	1,075,944
Total operating expenses	5,232,591	2,111,402	9,291,868	4,117,559

Net investment income	4,511,218	3,888,357	8,928,704	6,878,253

Net realized capital gain (loss) on portfolio securities
and corporate notes	6,666,858	-	6,666,858	-
Net increase (decrease) in unrealized appreciation
(depreciation) on portfolio securities and corporate note	2,291,165	(1,360,159)	6,021,150	(2,506,521)

Net increase in stockholders' equity
(net assets) resulting from operations	$13,469,241	$2,528,198	$21,616,712	$4,371,732

Net increase in stockholders' equity (net assets)
resulting from operations per common share	$0.78	$0.15	$1.25	$0.25

Per Share Data

	For the Three Months	For the Three Months	For the Six Months	For the Six Months
	ended June 30, 2007	ended June 30, 2006	ended June 30, 2007	ended June 30, 2006
Net asset value, beginning of period	$14.16	$13.96	$13.96	$14.02

Net investment income	0.26	0.22	0.51	0.39
Net realized and unrealized gain (loss) on portfolio securi	0.52	(0.07)	0.74	(0.14)
Net increase in stockholders' equity (net assets)
resulting from operations	0.78	0.15	1.25	0.25

Net asset value before dividends	14.94	14.11	15.21	14.27

Dividends declared	(0.31)	(0.18)	(0.58)	(0.34)

Net asset value, end of period	$14.63	$13.93	$14.63	$13.93

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management.  NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $5.0 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Larry Tharp (ltharp@ngpcrc.com) or Dan Schockling (dschockling@ngpcrc.com), 713-752-0062.

INVESTOR RELATIONS CONTACT: Steve Gardner (investor_relations@ngpcrc.com), 713-752-0062.